     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2000

                                                     Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                 SUPERVALU INC.
             (Exact name of registrant as specified in its charter)


Delaware                                    41-0617000
(State of Incorporation)                    (I.R.S. Employer Identification No.)
11840 Valley View Road
Eden Prairie, Minnesota                     55344
(Address of Principal Executive Offices)    (Zip Code)


                             Richfood Holdings, Inc.
                    Non-Employee Directors' Stock Option Plan
                            (Full title of the plan)

                                Warren E. Simpson
                Senior Corporate Counsel and Assistant Secretary
                                 SUPERVALU INC.
                             11840 Valley View Road
                          Eden Prairie, Minnesota 55344
                     (Name and address of agent for service)


                                 (952) 828-4000

          (Telephone number, including area code, of agent for service)





                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum        Proposed maximum
  Title of securities          Amount to be           offering price        aggregate offering          Amount of
    to be registered            registered         price per share (1)           price (1)          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock
($1.00 par value)         45,000 shares           $     14.59375          $     656,718.75         $     173.37
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on March 10, 2000.

                                EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which have been filed by SUPERVALU INC. (the Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended February 27, 1999.

          (b) (i) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 19, 1999, September 11, 1999 and December 4, 1999; and

              (ii) the Company's Current Reports on Form 8-K filed July 21, 1999, September 10, 1999 and December 17, 1999.

          (c) the description of the Company's common stock contained in any of its registration statements filed by it under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents the Company has filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     Article Eighth of SUPERVALU's restated certificate of incorporation provides that a director shall not be liable to SUPERVALU or its stockholders for,monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to SUPERVALU or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, (iv) for any transaction for which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when such Article Eighth became effective.

     Article IX of SUPERVALU's restated bylaws and SUPERVALU's Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of SUPERVALU against certain liabilities.

Item 7. Exemption from Registration Claimed

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits

     4.1 Restated Certificate of Incorporation of SUPERVALU. (Incorporated by reference to Exhibit (3)(i) to SUPERVALU'S Annual Report on Form 10-K for the year ended February 26, 1994).

     4.2  Restated Bylaws of SUPERVALU. (Incorporated by reference to Exhibit
          (3) to SUPERVALU's Quarterly Report for the quarterly period (12 weeks) ended September 12, 1998). 23.1 Consent of KPMG LLP.

     23.2 Consent of Deloitte and Touche LLP.

     23.3 Consent of Ernst & Young LLP

     24   Powers of Attorney.

Item 9. Undertakings

A. Post-Effective Amendments.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Claims for Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on March 13, 2000.

                                       SUPERVALU INC.
                                       (Registrant)

                                       By /s/ John P. Breedlove
                                          --------------------------------------
                                            John P. Breedlove
                                            Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 13, 2000.


Signature and Title
-------------------

         Name                                        Title
         ----                                        -----


     /s/ Michael W. Wright             Chairman of the Board, President,
------------------------------------   Chief Executive Officer and Director
Michael W. Wright                      (Principal Executive Officer)


      /s/ Pamela K.Knous               Executive Vice President and
------------------------------------   Chief Financial Officer
Pamela K. Knous                        (Principal Financial and Accounting
                                       Officer)


               *                       Director
------------------------------------
Lawrence A. Del Santo


               *                       Director
------------------------------------
Susan E. Engel


               *                       Director
------------------------------------
Edwin C. Gage


               *                       Director
------------------------------------
William A. Hodder


               *                       Director
------------------------------------
Garnett L. Keith, Jr.


               *                       Director
------------------------------------
Richard L. Knowlton


               *                       Director
------------------------------------
Charles M. Lillis


               *                       Director
------------------------------------
Harriet Perlmutter


               *                       Director
------------------------------------
Steven S. Rogers


               *                       Director
------------------------------------
Carole F. St. Mark



* By  /s/ John P. Breedlove
     -------------------------------
          John P. Breedlove
          Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
----------                                                              --------

4.1         Restated Certificate of Incorporation of SUPERVALU.         i
            (Incorporated by reference to Exhibit (3)(i) to SUPERVALU's Annual Report on Form 10-K for the year ended February 26, 1994).

4.2         Restated Bylaws of SUPERVALU. (Incorporated by              ii
            reference to Exhibit (3) to SUPERVALU's Quarterly
            Report for the quarterly period (12 weeks) ended
            September 12, 1998).

23.1        Consent of KPMG LLP.                                        iv

23.2        Consent of Deloitte & Touche LLP                            v

23.3        Consent of Ernst & Young LLP                                vi

24          Powers of Attorney                                          vii-viii